Exhibit 5

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                             NEW YORK, NY 10153-0119
                                 (212) 310-8000
                               FAX (212) 310-8007

                                  May 21, 2004



Gentiva Health Services, Inc.
3 Huntington Quadrangle, Suite 200S
Melville, New York 11747-4627

Ladies and Gentlemen:

           We have acted as counsel to Gentiva Health Services, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission on the date hereof with respect to 3,862,590 shares of common stock, par value $0.10 per share (the "Common Stock"), of the Company issuable pursuant to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (the "Plan").

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials, inspectors of election, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 3,862,590 shares of Common Stock to be issued and sold by the Company under the Plan pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Weil, Gotshal & Manges LLP